Exhibit 10.2

PHARMACYCLICS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated on August 8, 2006)
(As Further Amended and Restated on October 9, 2008)
(As Further Amended and Restated on October 25, 2011)

I.	PURPOSE

This Pharmacyclics, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Board means the Board of Directors of the Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means shares of the Corporation’s common stock.

Corporate Affiliate means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

Corporation means Pharmacyclics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pharmacyclics, Inc. which shall by appropriate action adopt the Plan.

Effective Time means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced.  The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement.  Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee Participants.

Eligible Earnings means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus (ii) any pre tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit sharing distributions and other incentive type payments. However, Eligible Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

Eligible Employee means any person who is on a regular basis expected to work more than twenty (20) hours per week for more than five (5) months per calendar year for the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3121(a) of the Code.

Entry Date means the date an Eligible Employee first joins the offering period in effect under the Plan.  The earliest Entry Date under the Plan shall be the Effective Time.

Fair Market Value means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement.  For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

1933 Act means the Securities Act of 1933, as amended.

1934 Act means the Securities Exchange Act of 1934, as amended.

Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

Participating Corporation means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

Plan Administrator shall have the meaning given such term in Article III.

Restatement Date means the first business day of November 2009, which is the first day of the offering period commencing after the amendment and restatement of the Plan on October 9, 2008.

Semi Annual Entry Date means the first business day of May and November each calendar year within an offering period in effect under the Plan.  The earliest Semi-Annual Entry Date under the Plan shall be the Effective Time.

Semi Annual Period of Participation means each semi-annual period for which the Participant actually participates in an offering period in effect under the Plan.  There shall be a maximum of four (4) semi-annual periods of participation within each offering period.  The first such semi-annual period (which may actually be more or less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in April 1996.  Subsequent semiannual periods shall be measured from the first business day of November to the last business day of April and from the first business day of May to the last business day of October.

Semi Annual Purchase Date means the last business day of April and October each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan.  The initial Semi Annual Purchase Date shall be April 30, 1996.

III.	ADMINISTRATION

The Plan shall be administered by a committee of two (2) or more non-employee Board members appointed by the Board (the “Plan Administrator”).  The Plan Administrator shall have sole and exclusive authority to administer the Plan, interpret and construe any provision of the Plan and adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.	OFFERING PERIODS

A.           Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection A of Article IX or Subsection B of Article X.

B.           Each offering period shall have a maximum duration of twenty four (24) months, except that the first offering period may have a duration of twenty seven (27) months.  The duration of each offering period shall be designated by the Plan Administrator prior to the start date.  However, the initial offering period shall run from the Effective Time to the last business day of October 1997.  The next offering period shall commence on the first business day of November 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.  On and after the Restatement Date, if the Fair Market Value of a share of Common Stock on any Semi-Annual Purchase Date (except the final scheduled Semi-Annual Purchase Date of the offering period) is lower than the Fair Market Value of a share of Common Stock on the first day of the offering period in which the Semi-Annual Purchase Date occurs, then the offering period in progress shall end immediately following the close of trading on such Semi-Annual Purchase Date, and a new offering period shall begin on the next subsequent business day of May or November, as applicable, and shall extend for a twenty-four (24) month period ending on the last business day of April or October, as applicable; and, subsequent offering periods shall commence on the first business day of May or November, as applicable, immediately following the end of the previous offering period and shall extend for a twenty-four (24) month period ending on the last business day of April or October, as applicable.

C.           The Participant shall be granted a separate purchase right for each offering period in which he or she participates.  The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of April and October of each year.  Accordingly, each purchase right may be exercised up to two (2) times each year it remains outstanding.

D.           No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S 8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

E.           The Participant’s acquisition of Common Stock under the Plan on any Semi Annual Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Semi Annual Purchase Date, whether within the same or a different offering period.

V.	ELIGIBILITY AND PARTICIPATION

A.           Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

-           An individual who is an Eligible Employee on the start date of the initial offering period under the Plan shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi Annual Entry Date within that offering period on which he/she remains an Eligible Employee.  The date on which such individual first joins the offering period shall be deemed to be such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the initial offering period.

-           An individual who is an Eligible Employee on the start date of any subsequent offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi Annual Entry Date within that offering period on which he/she remains an Eligible Employee.  The date on which such individual first joins the offering period shall become such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

-           An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi Annual Entry Date within such offering period on which he/she is an Eligible Employee or on any subsequent Semi Annual Entry Date within such offering period on which he/she remains an Eligible Employee.  Such Semi Annual Entry Date shall become such individual’s Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

B.           In order to participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.  However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, the requisite enrollment forms must be filed within ten (10) business days following such start date; otherwise, the Entry Date for that Participant shall be the first Semi Annual Entry Date following the filing of such enrollment forms.  Once an Eligible Employee becomes a Participant, he shall be automatically enrolled at the same terms for a subsequent offering period, unless he advises the Plan Administrator, in a time and manner to be determined by the Plan Administrator, that he desires to modify his election.

C.           The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi Annual Period of Participation within the offering period, up to a maximum of ten percent (10%); provided, however, that on and after the Restatement Date, the payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of twenty percent (20%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

-           The Participant may, at any time during a Semi Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator.  Prior to the Restatement Date, the Participant may not effect more than one (1) such reduction per Semi-Annual Period of Participation.  For the avoidance of doubt, on and after the Restatement Date, the Participant may reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator, without limitation as to the maximum number of reductions allowed.

-           The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the ten percent (10%) maximum prior to the Restatement Date, or twenty percent (20%) maximum on and after the Restatement Date) shall become effective as of the first day of the first Semi Annual Period of Participation following the filing of such form.

D.           Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with the applicable provisions of Section VII below.

E.           If a Participant receives a hardship distribution from the Corporation’s qualified cash or deferred arrangement, such Participant shall cease participation in the Plan and shall be unable to resume participation in the Plan until the later of six months from the date of the hardship distribution or such later date as provided in the Corporation’s qualified cash or deferred arrangement.

VI.	STOCK SUBJECT TO PLAN

A.           The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market.  The total number of shares which may be issued under the Plan shall not exceed 1,500,000 shares (subject to adjustment under Section VI.B below).

B.           In the event any change is made to the Corporation’s outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one (1) Semi Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.	PURCHASE RIGHTS

Each Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

A.           Purchase Price.  Common Stock shall be purchasable on each Semi Annual Purchase Date within the offering period at a purchase price equal to eighty five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share on that Semi Annual Purchase Date.

B.           Number of Purchasable Shares.  The number of shares purchasable per Participant on each Semi Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi Annual Period of Participation ending with that Semi Annual Purchase Date (together with any carryover deductions from the preceding Semi Annual Period of Participation) by the purchase price in effect for the Semi Annual Purchase Date (as determined in accordance with Subsection A above). However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustment under Section VI.B; provided, however, on and after the Restatement Date, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed Ten Thousand (10,000) shares, subject to periodic adjustment under Section VI.B.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

C.           Payment.  Payment for Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions.  Such deductions shall begin with the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period.  However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, payroll deductions shall begin with the first pay day occurring more than five (5) days after his/her filing of the requisite enrollment forms.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the outstanding balance credited to such account.  The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

D.           Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

-           A Participant may, at any time on or before the fifth (5th) business day preceding the next Semi Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate).  No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi Annual Period of Participation in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Semi Annual Purchase Date immediately following such termination.  If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

-           The termination of such purchase right shall be irrevocable, and a Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted.  In order to resume participation in any subsequent offering period, such individual must re enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

-           Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then such Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be paid to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Subsection I of this Article VII, as soon as reasonably practicable, and such Participant’s purchase right shall be automatically terminated.

E.           Stock Purchase.  Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Subsection D above) on each Semi Annual Purchase Date.  The purchase shall be effected by applying each Participant’s payroll deductions for the Semi Annual Period of Participation ending on such Semi Annual Purchase Date (together with any carryover deductions from the preceding Semi Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subsection B of this Article VII) at the purchase price in effect for that Semi Annual Purchase Date.  Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi Annual Purchase Date.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi Annual Purchase Date shall be promptly refunded to the Participant.

F.           Proration of Purchase Rights.  Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

G.           Rights as Stockholder.  A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan.  No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

A Participant shall be entitled to receive, as soon as practicable after each Semi Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant’s behalf.  Such certificate may, upon the Participant’s request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.  Alternatively, the Participant may request the issuance of such certificate in “street name” for immediate deposit in a Corporation designated brokerage account.

H.           Assignability.  No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death or pursuant to a divorce or a domestic relations order or as otherwise required by law, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.

I.           Beneficiary Designation.  A Participant may file a written beneficiary designation indicating the person entitled to receive any shares purchased or purchasable on the Participant’s behalf at the time of his/her death or to obtain a cash refund of any existing payroll deductions held on the deceased Participant’s behalf under the Plan.  Such beneficiary designation may be changed by the Participant at any time by filing the appropriate form with the Plan Administrator.  In the event there is no validly designated beneficiary under the Plan living at the time of the Participant’s death, the Corporation shall deliver such shares and/or cash refund to the executor or administrator of the Participant’s estate or, if (to the knowledge of the Corporation) no such executor or administrator has been appointed, the Corporation shall deliver such shares and/or cash refund to the Participant’s spouse or if no spouse is living, to the children of the Participant in equal shares.

J.           Change in Ownership.  Should any of the following transactions (a “Change in Ownership”) occur during the offering period:

-           a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

-           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

-           any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised, immediately prior to the effective date of such Change in Ownership, by applying the payroll deductions of each Participant for the Semi Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the Participant’s Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.	ACCRUAL LIMITATIONS

A.           No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than Twenty Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.           For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

-           The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi Annual Period of Participation for which the right remains outstanding.

-           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one (1) or more of those purchase rights were at any time outstanding.

-           If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi Annual Period of Participation, then the payroll deductions which the Participant made during that Semi Annual Period of Participation with respect to such purchase right shall be promptly refunded.

C.           The Twenty-Five Thousand Dollar ($25,000) limitation described in this Article VIII is an annual limitation with no carry-forward from prior years.

D.           In the event there is any conflict between the provisions of this Article VIII and one (1) or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

A.           The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi Annual Period of Participation.  However, the Board may not, without the approval of the Corporation’s stockholders:

-           materially increase the maximum number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one (1) Semi Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation’s capital structure pursuant to Subsection B of Article VI; or

-           alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

-           materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan; or

-           change the granting corporation or the stock available for purchase.

B.           The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi Annual Period of Participation.  Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety.  No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

X.	GENERAL PROVISIONS

A.           The Plan was adopted by the Board on August 2, 1995 and became effective at the Effective Time.  On September 11, 1997 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 50,000 shares and the increase was approved by the stockholders at the 1997 Annual Meeting; on October 31, 2001 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2001 Annual Meeting; and on September 18, 2002 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2002 Annual Meeting; on August 8, 2006 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 200,000 shares and the increase was approved by the stockholders at the 2006 Annual Meeting; and on October 9, 2008 the Plan was amended and restated by the Board to increase the maximum number of shares by 300,000 shares and to effect certain other amendments to the Plan and the increase and certain other amendments were approved by the stockholders at the 2008 Annual Meeting.

B.           The Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (ii) the date the Corporation terminates the Plan.

C.           All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

D.           Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

E.           The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict of laws rules, except where the context requires the laws of a particular jurisdiction to be applied.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
   As of the Effective Time

Pharmacyclics, Inc.